As filed with the Securities and Exchange Commission on April 17, 2001
                                           Registration Statement No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                          TIME LENDING, CALIFORNIA, INC.
                 (Name of Small Business Issuer in its Charter)
                            ------------------------

         Nevada                          1520                     33-0730042
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Number)        Identification No.)
                            ------------------------

                         1040 E. Katella Ave., Suite B1
                            Orange, California 92867
                                 (714) 288-5901
          (Address and telephone number of principal executive offices)
                            ------------------------

                           Michael F. Pope, President
                         Time Lending, California, Inc.
                         1040 E. Katella Ave., Suite B1
                            Orange, California 92867
                                 (714) 288-5901
            (Name, address and telephone number of agent for service)
                            ------------------------

                                   Copies to:

                             Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                        120 Newport Center Dr., Suite 200
                         Newport Beach, California 92660
                            Telephone: (949) 760-6880
                            Facsimile (949) 760-6815

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                     Proposed        Proposed
                                     Maximum         Maximum
    Title of Each        Amount      Offering        Aggregate    Amount of
Class of Securities      To Be       Price Per       Offering     Registration
 To Be Registered      Registered(1) per Security(1)  Price        Fee
-------------------------------------------------------------------------------
Common Stock, $.001
par value               2,000,000        $.20        $400,000     $100.00
-------------------------------------------------------------------------------
Common Stock, $0.001
par value offered by
selling shareholders      600,000        $0.20       $120,000     $30.00
-------------------------------------------------------------------------------
Common Stock, $0.001
par value underlying
Common Stock Purchase
Warrant, $0.001
exercise price (3)         50,000        $0.001      $50          $0.01
-------------------------------------------------------------------------------
Total                   2,650,000                    $520,050     $130.01
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.
(2)      Paid herein by electronic transfer.
(3) Represents Common Stock issuable upon exercise of the Common Stock Purchase Warrant issuable to Iwona J. Alami for legal services ("Alami Warrant"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock which may become issuable by reason of the antidilution provisions of the Alami Warrant.

         The registrant will amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting under Section 8(a), may determine.

         Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any state.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED April 17, 2001


                          TIME LENDING, CALIFORNIA, INC

                        2,600,000 Shares of Common Stock

         Time Lending, California, Inc., a Nevada corporation (referred to as "we", "TLC" or the "Company", includes our operating subsidiaries unless otherwise noted) is offering on a self-underwritten, best efforts basis, with no minimum, 2,000,000 shares of our Common Stock, for an initial offering price of $0.20 per share; the 600,000 shares of our Common Stock are being offered by certain selling shareholders identified in this prospectus for an offering price of $0.20 per share (collectively,the "Offering"). We will not receive any proceeds from the sale of the shares by the selling shareholders. Selling shareholders will be responsible for their own selling expenses, other than the expenses of this offering.

         The shares will be sold by our officers and directors. No one has agreed to buy any of our shares, and there is no assurance that any sales will be made. Even if not all, or very few, of the 2,600,000 shares are sold, we will not refund any payments for the shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until December 31,2001, unless we decide to cease selling efforts prior to this date.

         Prior to this offering there has been no public market for the trading of the shares, and it is possible that no such market will develop or trading will commence for a substantial period of time after the closing of this offering. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the NASD Over-the-Counter Bulletin Board, but there is no assurance that we will be able to secure such listing. The price of the shares has been determined solely by us, and does not bear any direct relationship to our assets, operations, book value or other established criteria of value.

         Our principal executive offices are located at 1040 E. Katella Ave., Suite B1, Orange, California 92867 and our phone number is (714)288-5901.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                       Per Share     Total

         Public offering price........................   $.20    $520,000(1)(2)
  ---------------------
     (1) The expenses of this offering, including filing, printing, legal, accounting, transfer agent, estimated at $30,000, will be deducted from the total proceeds to us.
     (2) Includes the proceeds of the sale of 600,000 shares of certain selling shareholders of $120,000, which will not be received by us.
         The selling shareholders will be responsible for their own selling expenses, other than the expenses of this offering of approximately $30,000.


                  The date of this prospectus is April 17, 2001

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.


                                Table of Contents

                                   Page                                     Page
                                   ----                                     ----
Summary..............................1    Management.........................15
Risk Factors.........................3    Executive Compensation.............16
Use of Proceeds......................9    Principal Stockholders.............17
Dividend Policy......................10   Description of Securities..........18
Determination of Offering Price .....10   Shares Eligible for Future Resale..19
Dilution of the Price Paid                Plan of Distribution...............19
   for the Shares....................10   Legal Matters......................20
Capitalization.......................11   Experts............................20
Management's Discussion and               Where You Can Find
   Analysis of Financial Condition           Additional Information..........20
   and Results of Operations.........12   Index to Financial Statements......21
Business.............................14


         TIME LENDING CALIFORNIA, INC., referred to in this prospectus as the Company, we or us, is engaged through its subsidiaries in the real estate management and direct mailing for mortgage companies and similar businesses. We were incorporated in the state of California on November 5, 1996 and we reincorporated in the state of Nevada in December 29, 2000 by merging with Time Lending California, Inc., a Nevada corporation. Our executive offices are located at 1040 E. Katella Ave., Suite B1, Orange, California 92867. Our telephone number is (714) 288-5901. We refer to prospective investors as you or the investor(s).

                               PROSPECTUS SUMMARY
                               ------------------

         Because this is only a summary, it does not contain all the information that may be important to you. You should read the entire prospectus, specially "Risk Factors," beginning on Page 8, and the Consolidated Financial Statements and Notes, before deciding to invest in our common stock.

Generally about us

         We, Time Lending, California, Inc. ("we" or "TLC"), are a Nevada company which was originally incorporated in the state of California in 1996 and reincorporated to the state of Nevada in December, 2000. We have not had independent operations until July 20, 2000. We were the only operating subsidiary of Time Financial Services, Inc., a Nevada corporation ("TFS") until July 20, 2000 when our company was sold to Michael Pope and Philip La Puma, as part of the share exchange transaction in which TFS acquired a private company, and subsequently changed its name to Interruption Television, Inc. Messrs. Pope and La Puma are our principal shareholders, officers and directors.

         We are a real estate and mortgage company with Mr. Pope as the sole broker. Mr. Pope is an approved broker for Countrywide Mortgage, 1st Union, Homeside Mortgage, North American Mortgage, World Class Mortgage and various others. We generate our loan business through the marketing efforts of the Direct Mail Marketing Division which sends out mail pieces on behalf of TLC under the dba of Signature Marketing. In addition to mortgages, we buy and sell real estate for profit. We currently own three single family homes in California and Nevada. We intend to buy and sell homes in its normal course of business. We plan to purchase foreclosures, repair them and resell them at market, capturing a gain on sales.

         We expect to incur substantial expenses in the above stated phases of operations before we realize any revenues from our efforts. Because we are in the very early stages of implementing our business plan, we cannot indicate now if we will ever be profitable.

         We now operate three major income producing segments through our three subsidiaries described below.

         Time Management Inc. ("TMI"), a Nevada corporation is our wholly-owned subsidiary located in Orange, California. TMI is a real estate management company, which currently manages our properties in California and Nevada.

         Tenth Street Inc. ("TSI"), a Nevada corporation and our wholly-owned subsidiary, is a data company that sells and furnishes data and list management to the direct mail customers of Time Management and Time Marketing Associates. Data consists of the names and addresses of customers that represent the target market for new mortgage originations. TSI acts as a "data broker" buying data at wholesale and selling it retail. This includes obtaining counts for certain selects of data, downloading, interpreting and printing lists.

         We have set up our own direct mail business with our third wholly-owned subsidiary, Time Marketing Associates, Inc. ("TMA"). TMA operates under the dba of Signature Marketing. Through Signature Marketing, we prepare direct mail pieces for mortgage companies and mail them to borrowers. This business appears to be growing rapidly in light of lower mortgage rates, which increased the number of refinancings of mortgages and increased the need for direct mail as well. We anticipate that such situation should be lasting for at least the first six months of calendar 2001. We anticipate that this will afford us the opportunity to obtain many new customers that should enable us to continue to grow even if the economic conditions should change to our disadvantage.

The Offering
------------

Securities offered................ 2,600,000 shares of common stock.

Common stock outstanding
prior to the offering.............  1,250,000 shares (includes 600,000 offered by selling shareholders)

Common stock to be outstanding
after the offering................  3,250,000 shares*

* Excludes 50,000 shares issuable upon the exercise of the Alami Warrant.

Terms of the offering.............  There is no minimum offering.
                                    Accordingly, as we sell shares of
                                    common stock, we will use the proceeds
                                    for our activities. The offering will
                                    remain open until December 31, 2001, unless we decide to cease selling efforts prior to this date.

Use of proceeds...................  We intend to use the net proceeds of this
        `                           offering  as follows:

                  o Expanded marketing of the direct mail marketing division (as Signature Marketing).

                  o Expanded direct mail marketing and the hiring of added loan originators for the mortgage division.

                  o        Working capital and general corporate purposes.

Plan of distribution..............  This is a direct participation with no minimum offering.  We have not accepted
                                    commitments from prospective purchasers
                                    of our shares. The shares will be offered and sold by our principal executive officers and directors, although we may retain the services of one or more NASD registered broker-dealers as selling agent(s) to effect offers and sales on our behalf.
                                    We have not retained a registered broker-dealer as of the date of this filing.

                                  RISK FACTORS
                                  ------------

         An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in the common stock offered hereby. The price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information included in this prospectus, including the financial statements and related notes thereto. In addition, the risks described below are not the only ones facing us. We have described only the risks we consider material. However, there may be additional risks that we view as not material or of which we are not presently aware.

         If any of the events described below were to occur, our business, prospects, financial condition or results of operations or cash flow could be materially adversely affected. When we say that something could or will have a material adverse effect on it, we mean that it could or will have one or more of these effects.


Special note regarding forward-looking statements
-------------------------------------------------

         This prospectus may contain certain forward-looking statements and information relating to us that are based on beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to us or our principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to our operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.


Risks Relating to Our Business
------------------------------

         We cannot assure you that we will ever become or remain profitable. Our future profitability will depend on economic conditions impacting housing industry. We cannot be certain that we will be able to accurately predict our revenues, particularly due to the general uncertainty of current economic situation.

         The real estate sales industry is cyclical and affected by changes in general and local economic conditions including employment levels, demographic considerations, availability of financing, interest rate levels, consumer confidence and housing demand. The risks inherent in purchasing and selling real property and loan origination increase as consumer demand for housing decreases. Because of the long-term financial commitment involved in purchasing a home, general economic uncertainties tend to result in more caution on the part of home buyers, which, in turn, tends to result in fewer home purchases and negative impact on our other operations related to real estate.

         Increases in interest rates and a decrease in the availability in financing could result in significantly fewer sales of our homes and could affect our results of operations.

         Virtually all purchasers of the homes we sell finance their purchases with mortgage financing from lenders. In general, housing demand is adversely affected by increases in interest rates, unavailability of mortgage financing, increasing housing costs and unemployment. If mortgage interest rates increase and the ability of prospective buyers to finance home purchases is adversely affected, our residential real estate sales, gross margins and net income may be adversely affected.

         Since our operations are concentrated in Southern California and Nevada, any economic downturn in this region of California and Nevada could materially adversely affect our operations.

         We have experienced, and expect to continue to experience, significant variability in sales and net income. Factors that contribute to variability of our results include:

         o the condition of the real estate markets and economies in which we operate;

         o the cyclical nature of the real estate sales industry and changes in prevailing interest rates;

         o        conditions of supply and demand in local markets;

         o weather conditions and natural disasters, such as hurricanes, earthquakes and wildfires;

         o        changes in government regulations;

         o increases in real estate taxes and other local government fees.

         Our historical financial performance is not necessarily a meaningful indicator of future results and, in general, our financial results will vary from fiscal quarter to fiscal quarter.

         We may not be able to compete successfully against current and future competitors.

         The sale of residential properties and loans is highly competitive and fragmented. We compete for residential sales on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous other buyers.

         Our independent certified public accountants have pointed out that we have a negative working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations. We can give no assurance that even if obtain proceeds from this offering that we will be able to meet our cash requirements from these sources. If our capital requirements or cash flow vary significantly from our current estimates or if unforeseen circumstances occur, we may require additional financing sooner than we currently anticipate. Our failure to raise these funds may:

         o        restrict our growth;
         o limit our development of or improvements to existing products and services;
         o        limit our ability to take advantage of future opportunities;
         o        lessen our ability to compete; and
         o        limit our ability to continue operations.

         We can give no assurance that additional financing will be available to us, if needed, or that it will be available on terms acceptable to us. In addition, any sale of our equity securities may involve substantial dilution to our then-existing shareholders.

         Since we have not paid any dividends on our common stock and do not intend to do so in the foreseeable future, a purchaser in this offering will only realize an economic gain on his or her investment from an appreciation, if any, in the market price of our common stock.

         The loss of our two significant employees and officers may adversely affect our growth objectives. Our success in achieving our growth objectives depends upon the efforts of Messrs. Pope and La Puma, our President and Secretary/Treasurer, respectively. The loss of services of these individuals may have a material adverse effect on our business, financial condition and results of operations. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose these individuals' services.

         We may, in the future, issue additional shares of our common stock which would reduce investors percent of ownership and may dilute our share value. Our Articles of Incorporation authorize the issuance of 20,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

         In the future, the authorization of our preferred stock may have an adverse effect on the rights of holders of our common stock. We may, without further action or vote by our shareholders, designate and issue shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

         Our officers and directors have limited liability and have indemnity rights. Our Articles of Incorporation and By-Laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.


Risks Relating to this Offering
-------------------------------

         The offering is self-underwritten. This means we will not engage the services of an underwriter to sell the shares. We intend to sell the shares through the efforts of our officers, and we will not pay any commissions. Without the services of a professional finance firm, it is possible that we will not sell all the shares offered. If the Company does not raise the full amount being sought, it will have to modify its business plan to reduce its proposed expenditures. A substantial reduction in the business plan may impair the business and financial ability of the company and require it to cease operations.

         This offering is being made without an underwriter, therefore, it is possible that the we will not sell all the shares offered.


         There may exist certain conflicts of interest, since 2,000,000 shares are being sold to the public by our officers and directors, who also are selling 600,000 shares of their own. Since there is no minimum set for our offering, it is possible that the selling shareholders will sell their shares before any of 2,000,000 shares are being sold.

         Future sales of shares by our principal stockholders could adversely affect the market price of our common stock.

         After completion of this offering, there will be 3,250,000 shares of our common stock outstanding, of which 1,250,000 shares, or 32.5%, will be held by our directors, officers and principal stockholders. Of this amount, no shares may be sold in the public market from time to time, without registration, subject to limits on the timing, amount and method of these sales imposed by the securities laws under Rule 144. After July 20, 2001, Messrs. Pope and La Puma may sell their shares subject to volume limitations of Rule 144. You should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the common stock in any market which may develop and, therefore, the ability of any investor to market his shares may depend upon the number of shares that are offered and sold. Moreover, the perception in the public markets that these sales by principal stockholders might occur could also adversely affect the market price of our common stock.

         The offering price has been arbitrarily established by the board of directors. It is not based on market factors, business appraisal or other established criteria of business valuation. We have not consulted with any finance professionals to determine the offering price.

         There has been no prior market for our common stock and the market price of the shares may fluctuate.

         There has been no market for our common stock prior to this offering. The price of our common stock after the offering may fluctuate widely and may trade at prices significantly below its initial public offering price. We cannot guarantee that a trading market for our common stock will develop or, if a market does develop, the depth of the trading market for the common stock or the prices at which the common stock will trade.

         There can be no assurance that a public market will develop for the common stock.

         We plan to take action so that our common stock will trade on the Over-the-Counter Bulletin Board, operated by NASDAQ. Because the OTC BB is a broker driven market, before our stock may be listed and quoted, brokers must apply for it to be listed and then establish market levels for it to trade. We must wait until brokers take the appropriate action before our common stock will trade in that market. There can be no assurance that a market will develop for the common stock.

         Investors may be able to resell the shares acquired in the offering in the public markets.

         The application of the "penny stock regulation" could adversely affect the market price of our common stock. Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker- dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

                             SUMMARY FINANCIAL DATA

         The information below should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the accompanying financial statements and notes included in another section of this prospectus. The as adjusted column reflects the sale of 2,000,000 shares of common stock in this offering at an assumed offering price of $.20 per share, after deducting the estimated offer. It excludes any sale of 600,000 shares by selling shareholders.

                                 Time Lending, California, Inc.

                                       Balance Sheet
                                         Unaudited
                                        Dec. 31, 2000
                                                              Dec. 31        Dec. 31
ASSETS:                                                       Actual         As Adjusted
-------                                                       ----------     ----------
Current Assets:
   Cash and cash equivalents                                  $  78,510      $ 448,510

Total Current Assets                                             78,510      $ 448,510

Property and Equipment:
 - net of accumulated depreciation of $27,131                     4,789          4,789

Total Fixed Assets                                                4,789          4,789

Other Assets:
   Deposits                                                         110            110
   Property investment                                          296,699        296,699
                                                              ----------     ----------
Total Other Assets                                              296,809        296,809
                                                              ----------     ----------
TOTAL ASSETS                                                  $ 380,108      $ 750,108
                                                              ==========     ==========


LIABILITIES AND STOCKHOLDERS' EQUITY:
-------------------------------------

Current Liabilities:
   Accounts payable                                           $  26,268      $  26,268
   Accrued expenses                                               1,487          1,487
   Notes payable - Shareholders                                  81,000         81,000
   Current portion of  long-term debt                             6,532          6,532
                                                              ----------     ----------
Total Current Liabilities                                       115,287        115,287
                                                              ----------     ----------
   Long-Term Debt                                               261,125        261,125
                                                              ----------     ----------
TOTAL LIABILITIES                                               376,412        376,412
                                                              ==========     ==========

Stockholders' Equity:
   Common stock, no par value; 1,000 shares authorized,
      1,000 issued and outstanding forward split to
      1,000,000 shares plus 250,000 shares sold 12-29-00
      and 2,000,000 shares sold in offering                         251        400,251

Retained earnings (deficit)                                       3,445        (26,555)
                                                              ----------     ----------
Total Stockholders' Equity                                        3,696        373,696
                                                              ----------     ----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 380,108      $ 750,108
                                                              ==========     ==========
                             Book Value Per Share               0.00296          0.115

                                 USE OF PROCEEDS

         If all the shares are sold, we estimate that we will receive proceeds from the sale of our common stock in this offering of approximately $370,000, after deducting the expenses payable by us estimated at $30,000. We intend to use those proceeds approximately as follows:

  Application                                 Amount     Percent of Net Proceeds
  -----------                                 --------   -----------------------
  o  Direct Mail Marketing (Time Marketing)   $ 92,500            25%

  o  Real Estate Investment/Development       $ 74,000            20%

  o  Mortgage Marketing and Expansion         $ 55,500            15%

  o  Working capital and general
       corporate purposes                     $148,000            40%

  Total                                       $370,000           100.0%

         None of the proceeds from the sale of shares by selling shareholders will be used by us. The expanded marketing requirements of our company business plan will allow for seizing the opportunity in the current market brought about by lower long term interest rates. For direct mail marketing, we will conduct a mailing campaign monthly to mortgage broker and lenders nationally to build the number of clients that we service. We anticipate that consistent marketing over a twelve month period should result in the doubling of our direct mail marketing revenues. We plan to develop subprime marketing lists in TSI that should help secure direct mail business after the refinance boom slows later in the year, as we expect.

         In addition, we intend to mail directly to consumers on behalf of our Mortgage Division and increase loan commission revenues. These mailings will benefit both the Mailing and the Mortgage Divisions.

         Initial development expenses are expected to be the costs associated with locating and contracting with persons to carry out our chosen means of development or realization on investment. We believe that we will need considerable amounts of additional capital for any actual development of the property unless the developmental means is one that we lease or otherwise employ the capital of others in exchange for income or purchase price payments.

         The working capital requirements of our company includes general administrative expenses, salaries, corporate overhead, office rental expense, accounting and professional expenses and similar expenses.

         Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

         Based upon our current business plan, we believe that the funds generated by this offering will be sufficient to fund the foregoing applications for at least twenty four months after receipt of the funds.

         Although we have made allocations for the use of the net proceeds of the offering, management may change the allocations in its sole discretion based on the amount of funds actually received. If less than all the shares are sold, we will delay the expenses associated with property investment. We also would reduce the working capital allocation and try to reduce the other anticipated expenses, especially in the area of expansion. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations

         In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan or management decisions based on arbitrary decision making. Investors should understand that we have wide discretion over the use of proceeds. Therefore, our decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions other than through the process of changing the directors of the Company.

                                 DIVIDEND POLICY

         We expect to retain all earnings generated by our operations, if any, for the development and growth of our business. We do not anticipate paying any cash dividends to our stockholders in the foreseeable future. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

                         DETERMINATION OF OFFERING PRICE

         The price of the shares was arbitrarily determined in order for the Company to raise up to a total of $400,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other established criteria of value. We also did not consult finance professionals to help establish the offering price. There is no assurance that the price paid for a share in the offering will be recoverable by a sale of the share in the public market, or that a public market will value the company as we have determined its value.

                    DILUTION OF THE PRICE PAID FOR THE SHARES

         At December 31, 2000, we had a pro forma net tangible book value of $3,696 or $.00296 per share of common stock as adjusted for the forward split. Net tangible book value is equal to total tangible assets minus total liabilities. Our net tangible book value per share is calculated by dividing our net tangible book value by 1,250,000, the total number of shares of common stock outstanding.

         At December 31, 2000, after giving pro forma effect to the sale of 250,000 at par value on December 29, 2000, and 2,000,000 shares of common stock in this offering at an assumed initial public offering price of $.20 per share and the receipt by us of the net proceeds from this offering, our pro forma net tangible book value at December 31, 2000 would have been approximately $373,696, or approximately $.115 per share of common stock. The dilution is $.085 per share, or approximately 42.5%, less than the price you are paying per share in this offering. The following table illustrates this dilution:

     Assumed public offering price per share........................$.20
                                                                    --------
     Net tangible book value per share of common stock
     as of December 31, 2000........................................$.00296

     Increase per share attributable to sale of common
     stock in this offering.........................................$.112
                                                                    --------
     Pro forma net tangible book value per share of
     common stock after this offering...............................$.115

     Dilution per share of common stock to investors
     in this offering...............................................$.085
                                                                    ========

         The public offering price is substantially higher than the pro forma net tangible book value per share. Investors will incur immediate and substantial dilution.

         The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:

                                                                                   Total
                                                 Number of          Percent of     Consideration   Percentage of
                            Price Per Share      Shares Held**      Ownership      Paid            Consideration
                            ---------------      -------------      ---------      -------------   -------------
Existing Stockholders          $ .0002008           1,250,000 *         38.5%     $    251               .1%

Investors in this offering     $ .20                2,000,000           61.5%     $400,000             99.9%
                               ----------           ---------          ------     --------            ------
                  Total        $0.0667              3,250,000          100.0%     $400,251            100%
                               ==========           =========          ======     ========            ======

* 250,000 common stock issued December 29, 2000.
** Excludes 50,000 shares issuable upon exercise of the Alami Warrant.


                                 CAPITALIZATION

         The following table sets forth our capitalization. The actual column shows our capitalization as of December 31, 2000. The pro forma column shows our capitalization on December 31, 2000, on a pro forma basis adjusted to reflect our reorganization, the issuance of 2,000,000 shares of common stock in this offering at an assumed public offering price of $.20 per share.

                                                                          December 31, 2000
                                                                     --------------------------
                                                                        Actual      As Adjusted
                                                                     -----------    -----------
Short Term Debt                                                      $  114,953     $  114,953

Stockholders' Equity
         Common stock - $.001 par value, 20,000,000 shares
         authorized, 1,250,000 shares issued and
         outstanding; 3,250,000 issued and outstanding as
         adjusted                                                           251            251
                                                                     -----------    -----------
         Paid in Capital                                                400,000
         Accumulated Retained Earnings (Deficit)                          3,696        (26,555)

Total Stockholder's Equity                                                3,696        373,696

Total Capitalization                                                 $  121,646     $  481,646

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations
---------------------

         Time Lending, California, Inc. was formerly the wholly-owned, operating subsidiary of Time Financial Services, Inc., a Nevada corporation.
A share exchange transaction pursuant to the share exchange agreement signed between Time Financial Services, Inc. and Interruption Television, Inc., a Nevada corporation, was completed on July 20, 2000. As a part of that transaction, Time Lending, California, Inc. was sold to the management (comprised of Messrs. Pope and La Puma) and all Time Financial shares held by Time Lending, California, Inc. were cancelled.

         We became independently owned on July 20, 2000 following the share exchange transaction described above. Up to that date we were the only operating, wholly-owned subsidiary of Time Financial Services, Inc. and all financial statements reported by Time Financial Services, Inc. were consolidated statements of which Time Lending, California represented 100% of the operating activities. There were no separate audited financial statements for Time Lending, California, Inc. prior to July 1, 2000.

         With interest rates remaining low for 2001, we anticipate that the prospects for immediate growth are encouraging, especially in the direct mail segment. Mortgage lending should also grow slowly until staffing of loan officers increases and that is dependant on the success of this offering.

Six Months Period Ended December 31, 2000 (Unaudited) Compared to Six Months
----------------------------------------------------------------------------
Period Ended December 31, 1999
------------------------------

         The unaudited financial statements for the six months ended December 31, 2000, reflect primarily the transition from subsidiary to independent company. Time Lending, California had total revenues of $181,641 and a net profit before tax of $3,445 for the six months ended December 31, 2000. Revenues were down 22% and expenses were down 42% and profit increased 105% for the six months ended December 31, 2000 compared to the six months ended December 31, 1999.

         Cash decreased to $75,510 from $85,723 from the beginning of the six months to the end, an 8% decline.

Fiscal Year Ended June 30, 2000 Compared to Fiscal Year Ended June 30, 1999
---------------------------------------------------------------------------

         Annual Audited Financial Statements for Time Financial Services, Inc for the fiscal year ended June 30, 2000 are included, because Time Lending was the only wholly-owned, operating company for Time Financial Services, Inc. The business plan, operations and results are the results of Time Lending. The audited one month statement ended July 30, 2000, reflects the status of Time Lending, California as an independent company.

         Revenues were down 55.2% or ($474,192) for the fiscal year ended June 30, 2000. The Company experienced a loss of ($304,956) for this period. This loss was a reflection of Management's emphasis on finding a merger partner, and declining mortgage markets with the loss of the Money Store as a large buyer of 125% LTV equity loans. This cut out a large component of the direct mail business.

         The Company's cash position declined (22.5%) or $22,079 to $25,897 by year-end. The California and Nevada real estate markets continue to be strong and are anticipated to remain so over the next two years. Management intends to sell all three remaining properties through the next year.

         A summary of these transactions is below:

                                            Existing Loans
  Property       Market Value At Purchase   Assumed               Equity At Market   Current Appraisal
  --------       ------------------------   -----------------     ----------------   -----------------
Laughlin, NV

1. 1683 Esteban       $97,000                  $71,831              $25,169           $102,000

2. 30 Palm Garden     $100,000                 $83,813              $16,187           $99,000

Rialto, CA

3. 1550 Etiwanda      $75,000                  $58,000              $17,000           $123,000

         The value of the current market values and description of the properties are based on real property appraisals.

Business Plans for Fiscal 2001.
-------------------------------

         Our fiscal year is July 1, 2000 to June 30, 2001. We plan to increase our emphasis on its direct mail segment and its mortgage lending segment under Time Lending, California for the remainder of the year.

         In the mortgage brokering segment, there are minimal fixed costs. Most of the fixed costs are attributed to the direct mail business. The direct mail business is basically prepaid before each mailing eliminating bad debt risk. There is little long term risk in fixed over head, except for the lease of the home office.

         The mortgage segment specializes in specialty loan programs, such as loans for homeowners who went through a bankruptcy, home improvement loans for homeowners who recently purchased their home. This type of home loan is less rate sensitive than traditional mortgage refinancing. We anticipate that with low mortgage rates expected for the first quarter of 2001, traditional refinancing should dominate the market. We believe that this increase in volume may last at least six months, and could last up to two years.

         Our business plan calls for increased marketing costs. These funds are expected to be generated by sales, and this offering and are intended to be used to create additional growth. Loan marketing will include increasing the number of loan officers by 20% and increasing direct mail to generate leads for them. The direct mail marketing is planned to be increased by focusing on home equity lenders, and FHA/VA refinance lenders.

Liquidity and Capital Resources
-------------------------------

         We had cash of $78,502 at June 30, 2000. At December 31, 2000 the cash was $78,510. We have funded our expenses and losses from operations.

         We will require additional capital to continue to fund our expenses during the next year and for the implementation of the business plan. Selling all real property will create over $100,000 in working capital. If the real estate market slows down this may not be possible. One property has a pending sale, and the two properties in Laughlin, Nevada are listed for sale. At this time, all of our capital requirements will have to come from operations and the sale of real estate properties. Without additional capital, we will have to curtail the expansion plans, and we will not be able to implement the business plan.

         We do not have any identified capital resources. Moreover, we do not have any arrangements with investment banking firms or institutional lenders. This offering is a self- underwritten transaction. This means that officials of the Company plan to sell all the shares offered without the services of any investment professionals or broker-dealers. We will not pay any commissions on the sale of the shares offered by this prospectus. The ability of the Company to implement its business plan and the extent to which it will be able to implement the different aspects of it depend on the amount of funds raised in this offering. Because this is a best efforts offering without a minimum, there is no assurance that any or all the shares offered will be purchased. Also, because this is an offering without any minimum, early investors bear a disproportionate risk that insufficient funds will be raised thereby limiting the ability of the Company to operate as planned.

Other Matters

None

                                    BUSINESS

Introduction
------------

         We (Time Lending, California, Inc.) are engaged through our three subsidiaries in the real estate sales, loans, management and direct mailing for mortgage companies and similar real estate related businesses.

         Our company was organized under the laws of the state of California on November 5, 1996 as Renet Services, Inc. The name was changed to Time Lending, California, Inc. on August 4, 1998 and we reincorporated in the state of Nevada in December, 2000 by merging with Time Lending, California, Inc., a Nevada corporation. Time Lending, California, Inc. was formerly the wholly-owned subsidiary of Time Financial Services, Inc., a Nevada public company. A share exchange agreement was signed between Time Financial Services, Inc. and Interruption Television, Inc., pursuant to which the share exchange transaction was completed on July 20, 2000. As a part of that transaction, Time Lending California, Inc. was sold to the management (Messrs. Pope and La Puma) and all Time Financial Services, Inc. shares held by Time Lending, California, Inc. were cancelled.

         The executive offices are at 1040 E. Katella Ave., Suite B1, Orange, California 92867. Our telephone number is (714) 288-5901.

Business Description
--------------------

         Time Lending, California, Inc. ("TLC") is a real estate and mortgage company with Mike Pope as its sole broker. Mr. Pope is an approved broker for Countrywide Mortgage, 1st Union, Homeside Mortgage, North American Mortgage, World Class Mortgage and various others. All loans are currently originated under the name Time Lending, California, Inc.

         TLC generates its loan business through the marketing efforts of the Direct Mail Marketing Division which sends out mail pieces on behalf of TLC under the dba of Signature Marketing.

         In addition to mortgages, TLC buys and sells real estate for profit. We currently owns three single family homes in California and Nevada. We intend to buy and sell homes in its normal course of business. We purchase foreclosures, repair them and resell them at market, capturing a gain on sales.

         Our facility in Orange, California is 2100 square feet of office space which includes the work space for the computers and printers used for addressing and mailing the direct mail pieces. We maintain our executive and administrative offices in the Orange, California facility.

         Through our three subsidiaries, we operate three major income producing segments:

         Time Management Inc. ("TMI") is our wholly-owned subsidiary; incorporated July 27, 2000 and located in Orange, California. TMI is a Real Estate Management Company managed by Mr. Pope, its sole broker. It currently manages properties in California and Nevada. It currently only manages properties owned by us.

         Tenth Street Inc. ("TSI") is our second wholly-owned subsidiary. It was incorporated in Nevada March 23, 1997 and is set up as the list management company. TSI plans to grow as the direct mail business grows under Time Marketing Associates.

         Time Marketing Associates Inc. was incorporated in Nevada on July 27, 2000. It is a wholly-owned subsidiary of TLC. Its business is addressing via computer printers, a mailing piece for mortgage lenders and brokers. TMA operates under the DBA of Signature Marketing. Through Signature Marketing, we prepare and mail direct mail pieces for mortgage companies to borrowers.

Regulation
----------

         We will be subject to regulation by numerous federal and state governmental authorities. In California we are regulated by the California Department of Real Estate. Most lending practices fall under Federal Department of Housing and Urban Development (HUD)authority including the mailer prepared for our mortgage clients. If regulations are not properly followed, these authorities have the ability of stopping the business from operating. Compliance is an important aspect of this business.

Competition
-----------

         The competition in each segment is as always strong, yet, because of the Company's low overhead, it is able to remain competitive in price and service. Management with its combined fifty years of real estate and mortgage experience is able to respond quickly to market shifts and provide excellent service in all areas. There is no dependence on a single customer or product/service line. The Company is dependent on the mortgage and real estate markets, which are now and look to remain strong over the year. Interest rates always remain the biggest factor in business volume. The Federal Reserve was slowly raising rates to head off inflation. In an election year, rates were expected to hold steady but now with a recession the threat, the Federal Reserve is lowering rates. We believe that year 2001 will be a strong mortgage refinance year. In our opinion, in this type of market, the major problem is too much growth and competition for qualified employees. We do not expect our staffing to change significantly and we do not expect to be affected by competition for employees.

Employees
---------

         We have two full time, and three part time employees, plus three commissioned loan officers.

Properties
----------

         Our facility in Orange, California is 2100 square feet of office space which includes the work space for the computers and printers used for addressing and mailing the direct mail pieces. We maintain our executive and administrative offices in the Orange, California facility. The lease for this facility is owned by Signature Marketing and its President Tom Van Wagoner. Michael F. Pope, President of Time Lending, California is a guarantor. Signature Marketing and Time Lending, California divide the lease payment with each paying 50%. The lease was signed on January 1999 and will expire December 2002. With the projected growth in business, the only space requirements will be some minor renovation of the current facility at a projected cost of $5000.

         Investment Policies on real estate purchases. The Company will purchase single family homes at or under market that have the need for repair and improvement to bring the property up to its maximum potential. The Company will then repair and improve the home and sell it for a gain. Financing is obtained through new investors loans or by assuming current financing (including taking "subject to"). The home may be rented to a tenant until repair or sale is contemplated. Rent receipts are incidental to the project, but useful in deferring costs until market is right for repair and sale. The ability to purchase property is dependent on auction and the competition for properties. Today's market has high demand and increasing prices, making it difficult to purchase properties.

                                   MANAGEMENT


         Our directors and executive officers are as follows:

Name                       Age      Position                  Since
----                       ---      --------                  -----
Michael F. Pope            51       Director                  November 1996
                                    President                 November 1996

Philip C. La Puma          61       Director                  November 1996
                                    Secretary                 November 1996
                                    Treasurer                 November 1996

Victoria A. Pope           52       Director                  January 1997

         The term of office of each director and executive officer ends at, or immediately after, the next annual meeting of shareholders of the Company. Except as otherwise indicated, no organization by which any director of officer has been previously employed is an affiliate, parent, or subsidiary of the Company.

         Michael F. Pope, age 51, has been Director of the Company since November 1996, and President since November 1996. He was in the same position with Time Financial Services, Inc. until he resigned July 20, 2000. Mr. Pope was one of the founders of Renet Financial Corporation in 1988. He has a Bachelor of Arts degree in Economics from California State University, Long Beach. He holds a real estate brokers license in the State of California.

         Philip C. La Puma, age 61, has been Director of the Company since November 1996 and Secretary/Treasurer since November 1996. He was in the same position with Time Financial Services, Inc. until he resigned July 20, 2000. Mr. La Puma hold a Bachelors of Science degree in Industrial Engineering from Stanford University and an MBA in General Management from the University of Southern California. He also co-founded Renet. He is a Registered Professional Engineer in the State of California.

         Victoria Pope, age 52, has been a Director of the Company since January 1997. She was in the same position with Time Financial Services, Inc. until she resigned July 20, 2000. She has been active in the mortgage industry the past eight years working in various loan production positions from processing through administration at Renet Financial Corporation. She is the spouse of Michael F. Pope. Mrs. Pope has many years of mortgage management experience.

         Victoria and Michael F. Pope declared personal Chapter 7 bankruptcy in 1999. Philip C. La Puma declared personal Chapter 7 bankruptcy in 1999. None of these actions affected the Company. These bankruptcies remain open due to a lawsuit that remains active by a single creditor who claims his debt was secured. The case is still pending, however, we believe that its outcome should not have any adverse impact on our business.

Committees of the Board of Directors
------------------------------------

         The board of directors of the Company has no committees. In the future, it may establish audit and compensation committees.

Limitation on Directors' Liabilities
------------------------------------

         Our certificate of incorporation limits, to the maximum extent permitted under Nevada law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in circumstances involving wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

         Nevada Law permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend this type of action are entitled to indemnification against expenses reasonably incurred in connection therewith.

         Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

Executive Compensation
----------------------

The following table sets forth the summary compensation for all officers for services during three fiscal years ended June 30, 2000.

Name &                                   Annual        Compensation    Long Term
Principal Position         Period        Salary        Bonus           Options
------------------         -------       -------       -----           -------

Michael F. Pope            6/30/00       $50,000         0                0
Director                   6/30/99       $48,000
President                  6/30/98       $48,000

Philip C. La Puma          6/30/00       $50,000         0                0
Director                   6/30/99       $48,000
Secretary/Treasurer        6/30/98       $48,000

         The Company does not have any long-term incentive plans nor pension plans. (Except for compensation of Officers who are Directors which Compensation is listed in Summary Compensation Table of Executives)

                               Cash Compensation                        Security Grants
                               -----------------                        ---------------
                  Annual                        Consulting       Number of        Number of
                  Retainer      Meeting            Fees/         Shares (#)      Securities
Name              Fees($)       Fees ($)           Other         Fees($)    Underlying Options/SARs

Michael F. Pope      0             0                0                0               0

Philip C. La Puma    0             0                0                0               0

Victoria A. Pope     0             0                0                0               0


                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table sets forth the beneficial ownership of our common stock by all stockholders that hold 5% or more of the outstanding shares of our common stock, each director and executive officer. Each stockholder named has sole voting and investment power with respect to his or its shares. This table does not include options not exercisable within 60 days of the date of this prospectus. As of the date of this prospectus, there were 1,250,000 shares of common stock issued and outstanding.

                                                     Percent of     Percent of
                                                     Ownership      Ownership
                                        Number of    Before the     After Full
   Name                     Position     Shares    Offering(1)(2) Offering(3)(4)
   ----                     --------    ---------   -------------  ------------

Michael F. Pope             President
907 Wilson St               Director      500,000         40%         6.2%
Orange, California

Philip C. La Puma           Secretary
1786 N. Pheasant St.        Treasurer
Anaheim, California         Director      500,000         40%         6.2%

Abercrombie Investment Corp.
6566 Corte Cisco
Carlsbad, CA 92009 (5)                    250,000         20%         7.7%


All officers and directors
as a group (2 persons)                  1,000,000      80.00%        12.4%


(1) Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after June 30, 2000 are deemed outstanding, but are not deemed outstanding for computing the percentage of any other person.

(2) Applicable percentage of beneficial ownership before this offering is based on 1,250,000 shares outstanding as of April 16, 2001.

(3)      Assumes that all 2,600,000 shares offered by this prospectus are sold.

(4)      Excludes 50,000 shares issuable upon exercise of the Alami Warrant.

(5) The beneficial owners of Abercrombie Investment Corp., a Nevada Company, are Ned Chambers, M.D., Todd Hoff, (nephew of Philip C. La
         Puma) and David P. La Puma, (son of Philip C. La Puma). Each beneficial owner listed owns one third of Abercrombie (a private company).

         Messrs. Pope and La Puma are the selling shareholders and each one of them offered 300,000 shares for sale by means of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with organizing the Company on July 20, 2000, persons consisting of its officers, and directors, were issued a total of 1,000 shares of Common Stock at a value of $.001 per share On December 29, 2000, the outstanding shares were forward split 1,000 to 1, resulting in a total of 1,000,000 shares outstanding. On December 29, 2000, 250,000 shares of common were purchased by Abecrombie Investment Corp. at par value of $.001 per share, increasing the total outstanding number of shares to 1,250,000 shares of common.

         Messrs. Pope and La Puma each loaned us $45,000 evidenced by demand promissory notes. The notes bear no interest. There were no transactions, or series of transactions, for the fiscal year ended June 30, 2000, nor are there any current proposed transactions, or series of the same, to which the Company is a party, in which the amount exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officers, nominee, five percent shareholders of any member of the immediate family of the foregoing person, have or will have a direct or indirect material interest.


                            DESCRIPTION OF SECURITIES

Common Stock
------------

         Our certificate of incorporation authorizes us to issue up to 20,000,000 shares of common stock, par value $.001 per share. There are 1,250,000 shares issued and outstanding as of the date of this prospectus. Upon completion of this offering, there will be 3,250,000 shares of common stock issued and outstanding.

         Holders of common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.

Preferred Shares
----------------

         Our Articles of Incorporation authorize 200,000 shares of Preferred stock. None have been issued.

Transfer Agent
--------------

         The transfer agent and registrar for common stock is not determined as of this date. The Company is currently reviewing the market for a suitable vendor.

                         SHARES ELIGIBLE FOR FUTURE SALE

         After the completion of this offering, we will have 3,250,000 shares of common stock outstanding. All 2,600,000 shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933 (including the 50,000 shares issuable upon exercise of Alami Warrant). Of that amount 650,000 shares may be sold from time to time in the public market without registration pursuant to Rule 144.

         Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell within any three month period a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the company at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

                              PLAN OF DISTRIBUTION

         The shares in this offering will be sold by the efforts of Michael F. Pope, our President and the other officers and directors of the Company. They will not receive any commission from the sale of any shares. They will not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:

          1. None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

          2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

          3. None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and

          4.   All of the selling persons meet the conditions of paragraph (a)
               (4) (ii) of Rule 3a4- 1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

         Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states where the offering will be registered and will distribute this prospectus to potential investors at the meetings and to persons with whom management is acquainted who are interested in Company and a possible investment in the offering.

         We are offering the shares subject to prior sale and subject to approval of certain matters by our legal counsel.

         This offering will commence on the date of this prospectus and continue for a period of nine months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell.

Procedure of Subscription

         If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. All checks should be made payable to Time Lending California, Inc.

         We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by us and considered property of the Company once cleared by our bank. Certificates for the shares purchased will be issued and promptly distributed by our transfer agent, however, it is anticipated that the issuance and distribution of certificates will take several weeks from the time a subscription is accepted.

                                  LEGAL MATTERS

         Law Offices of Iwona J. Alami, will opine as to the validity of the common stock offered by this prospectus and legal matters for us.

                                     EXPERTS

         Our financial statements have been included in the registration statement in reliance upon the report of Michael Johnson & Co., LLC independent certified public accountants, appearing in the registration statement, and upon the authority of this firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We intend to furnish our stockholders annual reports, which will include financial statements audited by independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC. For further information, please see the registration statement and accompanying exhibits. Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at of its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available on the SEC's website, http://www.sec.gov.

              FINANCIAL STATEMENTS OF TIME LENDING, CALIFORNIA, INC.

                                Table of Contents
--------------------------------------------------------------------------------


Financial Statements (Unaudited) For Six Months Ended December 31, 2000.

     Balance Sheet

     Statement of Income and Retained Earnings

     Statement of Stockholders' Equity

     Statement of Cash Flows

     Notes to Financial Statements

Financial Statements (Audited) For Month Ended July 31, 2000

     Independent Auditor's Report

     Balance Sheet

     Statement of Income and Retained Earnings

     Statement of Stockholders' Equity

     Statement of Cash Flows

     Notes to Financial Statements

Financial Statements (Audited) For Time Financial Services, Inc. For the Fiscal
          Years Ended June, 2000 and June, 1999.

     Independent Auditor's Report

     Balance Sheet

     Statement of Income and Retained Earnings

     Statement of Stockholders' Equity

     Statement of Cash Flows

     Notes to Financial Statements

                            TIME LENDING, CALIFORNIA, INC.

                              UNAUDITED FINANCIAL STATEMENTS

                  FOR THE SIX-MONTHS PERIOD ENDED DECEMBER 31, 2000

                         TIME LENDING, CALIFORNIA, INC.
                                  Balance Sheet
                                   DECEMBER 31

                                                   Dec 2000      Dec 1999
                                                  ----------    ----------
ASSETS:

Current Assets:
  Cash and cash equivalents                          78,510        52,952
  Accounts receivable
                                                  ----------    ----------
Total Current Assets

Property and Equipment, net of accumulated
  Depreciation of $96,083 and $93,587
  at June 30, 1999 and 1998 respectively              4,789         7,489

Other Assets:
 Investment in equity securities
 Employee advance                                                   6,500
 Deposit                                                110
 Note Receivable                                                  110,650
 Property investment                                296,699       491,699
                                                  ----------    ----------
 Total Other Assets                                               608,849
                                                  ----------    ----------
TOTAL ASSETS                                        380,108       669,290
                                                  ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
  Accounts payable                                   26,268        11,101
  Accrued expenses                                    1,487         2,835
  Notes Payable - Shareholders                       81,000
  Current portion of long-term debt                   6,532         5,255
                                                  ----------    ----------
Total Current Liabilities                           115,287        19,191

Long-Term Debt                                      261,125       442,063
                                                  ----------    ----------
Total Liabilities                                   376,412       461,254

Stockholders' Equity:
  Common stock, no par value;                                           0
  1000 shares authorized, 1000 issued and                             251
  outstanding

Retained earnings (deficit)                           3,445
                                                  ----------    ----------
Total Stockholders' Equity                            3,696       208,026
                                                  ----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          380,108       669,280
                                                  ==========    ==========

Book Value Per Share                               0.002957       0.13002

                                   TIME LENDING, CALIFORNIA, INC.
                                             (Unaudited)
                                       Statement of Operations
                               For Quarter Ended Sept. 30, and Dec. 31
                                  For Six Months Ended December 31,

                                                   Quarter        Quarter
                                                    Ended          Ended        Six Months    Six Months
                                                   Dec. 31        Dec. 31         Ended         Ended
                                                    2000            1999          2000           1999
                                                 ------------   ------------   ------------  ------------
REVENUE:

  Marketing income                               $    58,132    $    44,954    $   106,136   $   161,004
  Loan Fees                                           18,914         23,220         31,734        51,522
  Real Estate Broker Fees & Property Rent Income      18,629          6,778         28,615        17,635
  Gain on Sales of Property & Stocks
  Other revenue                                          759            265         15,156         3,542
                                                 ------------   ------------   ------------  ------------
Total Revenue                                         96,434         75,217        181,641       233,703


COSTS AND EXPENSES:

  Loan officer commissions                            29,026         16,812         40,477        45,814
  Operating costs & Marketing expenses                56,276         96,283        105,999       232,340
  General and administrative                          15,496         16,083         31,717        31,573
                                                 ------------   ------------   ------------  ------------
Total Operating Expenses                             100,798        129,178        178,193       309,727
                                                 ------------   ------------   ------------  ------------
NET INCOME (LOSS)                                     (4,365)       (53,961)         3,447       (76,024)
                                                 ============   ============   ============  ============
BASIC PROFIT (LOSS) PER SHARE                        -0.0035        -0.0432         0.0028       -0.0608
                                                 ============   ============   ============  ============
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING          1,250,000      1,250,000      1,250,000     1,250,000
                                                 ============   ============   ============  ============

                         TIME LENDING, CALIFORNIA, INC.
                             Statement of Cash Flow
                        For Six Months Ended December 31

                                                             2000        1999
                                                          ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                         $   3,445   $ (53,962)

     Depreciation and amortization

     (Increase) Decrease in:
           Accounts receivable                                            -1500
           Employee advance
           Prepaid expenses
           Notes Receivable                                                7255
           Investment
     Increase (Decrease) in:
           Accounts payable                                  -3,382       4,008
           Accrued expenses                                   1,562        -639
           Note Payable                                                   -9000
                                                          ----------  ----------
Net Cash Provided by (Used in) Operating Activities          -7,374     -44,838


CASH FLOWS USED FOR INVESTING ACTIVITIES:
Issuance of preferred stock
Issuance of common stock
Real Estate property mortgages                                  162
                                                          ----------  ----------
Net Cash from Financing Activities

Net Increase (Decrease) in Cash and
   Cash Equivalents                                          -7,213     -44,838
                                                          ----------  ----------
Cash and Cash Equivalents -
   Beginning of Period                                       85,723      97,790
                                                          ----------  ----------
Cash and Cash equivalents -
   End of Period                                          $  78,510   $  52,952
                                                          ==========  ==========

                          TIME LENDING,CALIFORNIA, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND PRESENTATION:
         ------------------------------

       Time Lending, California, Inc. (The "Company") was incorporated under the laws of the State of California on November 5th of 1996. The Company was reincorporated to the state of Nevada in December, 2000. The Company is a real estate sales and loan broker licensed under the California Department of Real Estate. A share exchange agreement dated June 7, 2000 effective July 21, 2000 was entered into between Time Financial Services, Inc. (TIMF) a Nevada corporation, Time Lending, California,Inc. a wholly-owned subsidiary of TIMF, Interruption Television, Inc. a Nevada corporation (ITV) and Interruption Television PTE LTD a wholly-owned subsidiary of ITV. In this share exchange agreement and asset sale and purchase contract, Time Financial Services, Inc. sold all shares of Time Lending, California to Michael F. Pope and Philip C. LaPuma, at the appraised value of one dollar. Time Lending, California issued the total one thousand authorized shares of no par value common stock evenly to the purchasers.

       The financial statements presented herein are unaudited but in the opinion of the Company's management reflects all adjustments, consisting only of normal recurring adjustments that the Company considers necessary for a fair presentation of the information in accordance with generally accepted accounting principles.

       REVENUE RECOGNITION
       -------------------

       Marketing Income is from a direct mail marketing joint venture project. The Company records its income on a cash basis as it is received from the joint venture project.

       Loan Fees are primarily mortgaged origination fees. Revenue is recorded at the time of mortgage closing.

       CASH AND CASH EQUIVALENTS
       -------------------------

       The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

       PROPERTY AND EQUIPMENT
       ----------------------

       Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

           Furniture and fixtures                              5 years
           Computer equipment and software                   3-5 years
           Demonstration equipment                             5 years
           Leased equipment                                    3 years

       USE OF ESTIMATES:
       -----------------

       The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       OPERATING SEGMENTS:
       -------------------

       In 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments

                         TIME LENDING, CALIFORNIA, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


       NET EARNING (LOSS) PER SHARE
       ----------------------------

       Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, EARNINGS PER SHARE. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

       ACCOUNTING FOR IMPAIRMENTS IN LONG-LIVED ASSETS
       -----------------------------------------------

       Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. Management periodically evaluates the carrying value and the economic useful life of its long-lived assets based on the Company's operating performance and the expected future undiscounted cash flows and will adjust the carrying amount of assets which may not be recoverable.

       FAIR VALUE OF FINANCIAL INSTRUMENTS:
       ------------------------------------

       The Company's financial instruments include cash, cash equivalents and notes payable. Estimates of fair value of these instruments are as follows:

         Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value due to the relatively short maturity of these instruments.

         Notes payable - The carrying amount of the Company's notes payable approximate fair value based on borrowing rates currently available to the Company for borrowings with comparable terms and conditions.


NOTE 3 - PROPERTY AND EQUIPMENT:
         -----------------------

       Property and equipment consist of the following at December 31, 2000:



              Furniture and fixtures                          $30,270
              Leased equipment                                  1,650
                                                              --------

                                                               31,920
              Less:  Accumulated depreciation                  27,131
                                                              --------

                                                              $ 4,789
                                                              ========

NOTE 2 - FEDERAL INCOME TAXES
         --------------------

       The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this approach, deferred income taxes are determined based upon differences between the financial statement and tax bases of the Company's assets and liabilities and operating loss carryforwards using enacted tax rates in effect for the years in which the difference are expected to reverse. Deferred taxes are recognized if it is more likely than not that the future tax benefit will be realized.

                         TIME LENDING, CALIFORNIA, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 3 - OPERATING LEASES:
         -----------------

       The Company leases office space under an operating lease agreement which expire January 31, 2003. Future minimum lease commitments as of December 31, 2000 are as follows:

                    2001                 15,075
                    2002                 15,678
                    2003                  2,355

NOTE 4 - PROPERTY INVESTMENT:
         --------------------

       The real estate division has acquired four single-family rental properties. These properties are located in Laughlin, Nevada and Southern California. These properties are recorded at purchase price of $296,699.

NOTE 6 - NOTES PAYABLE - SHAREHOLDERS:
         -----------------------------

       The President and Secretary of the Company provided services and advanced cash to the Company for operations. Certain of these transactions resulted in notes being issued to these individuals which were outstanding at December 31, 2000. Notes payable to the officers are in the amount of $45,000 each, unsecured, bear interest at 0%, and due at July 31, 2001.

NOTE 7 - LONG-TERM DEBT:
         ---------------

       Following is a summary of long-term debt at December 31, 2000:
                                                                         AMOUNT

       7.5% Notes Payable to Chase Manhattan with monthly payments     $ 68,576
       of $521, maturity date is March 1, 2019

       10.125% Note Payable to First Union Mortgage Corporation with
       monthly payments of $777, maturity date is April 1, 2020          80,287

       7.48% Note Payable to Washington Mutual with monthly
       payments of $585, maturity date is February 10, 2019              53,849

       11.0% Note Payable to GMAC Mortgage with monthly payments
       of $813, maturity date is October 1, 2018                         64,945
                                                                       ---------
       Total                                                            267,657
       Less Current Maturities                                            6,532
                                                                       ---------
                                                                       $261,125
                                                                       =========


       The following are maturities of long-term debt for each of the next five years:

        2001                                                              6,532
        2002                                                              8,586
        2003                                                             10,303
        2004                                                             12,364
        2005                                                             14,249
        Remaining Balance                                               215,623
                                                                       ---------
        Total Debt                                                     $267,657
                                                                       =========

                          TIME LENDING,CALIFORNIA, INC.

                              FINANCIAL STATEMENTS

                  FOR THE ONE-MONTH PERIOD ENDED JULY 31, 2000

                           TIME LENDING, CALIFORNIA, INC.
                                  Balance Sheet
                                  July 31, 2000


ASSETS:
-------

Current Assets:
   Cash and cash equivalents                                         $   78,502
                                                                     -----------

Total Current Assets                                                     78,502
                                                                     -----------

Property and Equipment:
 - net of accumulated depreciation of $27,131                             4,789
                                                                     -----------

Total Fixed Assets                                                        4,789
                                                                     -----------

Other Assets:
   Deposits                                                                 110
   Property investment                                                  296,699
                                                                     -----------

Total Other Assets                                                      296,809
                                                                     -----------

TOTAL ASSETS                                                         $  380,100
                                                                     ===========



LIABILITIES AND STOCKHOLDERS' EQUITY:
-------------------------------------

Current Liabilities:
   Accounts payable                                                  $   26,076
   Accrued expenses                                                         969
   Notes payable - Shareholders                                          90,000
   Current portion of  long-term debt                                     6,532
                                                                     -----------

Total Current Liabilities                                               123,577
                                                                     -----------

   Long-Term Debt                                                       261,125
                                                                     -----------

TOTAL LIABILITIES                                                       384,702
                                                                     -----------

Stockholders' Equity:
   Common stock, no par value; 1,000 shares
      authorized, 1,000 issued and outstanding                                1
   Retained earnings (deficit)                                           (4,603)
                                                                     -----------

Total Stockholders' Equity                                               (4,602)
                                                                     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $  380,100
                                                                     ===========


   The accompanying notes are an integral part of these financial statements.

                         TIME LENDING, CALIFORNIA, INC.
                             Statement of Operations
                  For the One-Month Period Ended July 31, 2000


REVENUE:

   Marketing income                                                  $   12,933
   Loan fees                                                              6,142
   Rent Income                                                            2,157
   Other revenue                                                            693
                                                                     -----------

Total Revenue                                                            21,925
                                                                     -----------


COSTS AND EXPENSES:

   Loan officer commissions                                               5,804
   Operating costs & marketing expenses                                  13,162
   General and administrative                                             7,562
                                                                     -----------

Total Operating Expenses                                                 26,528
                                                                     -----------

NET INCOME (LOSS)                                                    $   (4,603)
                                                                     ===========

BASIC (LOSS) PER SHARE                                               $    (4.60)
                                                                     ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                                 1,000
                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                         TIME LENDING, CALIFORNIA, INC.
                             Statement of Cash Flows
                  For the One-Month Period Ended July 31, 2000
                                 Indirect Method


Cash Flows From Operating Activities:
  Net income (loss)                                                  $   (4,603)
  Adjustments to reconcile net loss to net cash used
     in operating activities
      Depreciation and amortization                                         200
      Changes in assets and liabilities:
           Decrease in Notes receivable                                  12,245
           Decrease in Employee advances                                  5,244
           Increase in Accounts payable                                  11,371
           Decrease in Accrued expenses                                (100,826)
                                                                     -----------

      Net cash used by operating activities                             (76,369)
                                                                     -----------

Cash Flows from Investing Activities:
    Acquisitions of business, net of cash acquired                      (10,403)
                                                                     -----------

      Net cash provided by investing activities                         (10,403)
                                                                     -----------

Cash Flows from Financing Activities:
     Proceeds from Notes Payable                                         90,000
     Repayment of debts                                                    (623)
                                                                     -----------

      Net cash used by financing activities                              89,377
                                                                     -----------

Net Increase in Cash and Cash Equivalent                                  2,605

Cash and Cash Equivalents at Beginning of Year                           75,897
                                                                     -----------

Cash and Cash Equivalents at End of Year                             $   78,502
                                                                     ===========

SUPPLEMENTAL DISCLOSURE Cash paid during the year for:
  Interest                                                                4,222
                                                                     -----------
  Income Taxes                                                                -
                                                                     -----------

   The accompanying notes are an integral part of these financial statements.


                                   TIME LENDING, CALIFORNIA, INC.
                                  Statement of Stockholders' Equity
                                            July 31, 2000


                                                        Additional     Retained         Total
                                    Common Stock         Paid-in       Earnings     Stockholders'
                                 Shares       Amount     Capital       (Deficit)       Equity
                              ----------    ---------   ---------    -----------   -------------

July 1, 2000                      1,000     $      1    $      -     $        -    $          1

Net Loss                              -            -           -         (4,603)         (4,603)
                              ----------    ---------   ---------    -----------   -------------

Balance - July 31, 2000           1,000     $      1    $      -     $   (4,603)   $     (4,602)
                              ==========    =========   =========    ===========   =============

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of
Time Lending, California, Inc.
Orange, CA


We have audited the accompanying balance sheet of Time Lending, California, Inc. as of July 31, 2000 and the related statements of operations, stockholders' equity, and cash flows for the one-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Time Lending - California as of July 31, 2000, and the results of it's operations and cash flows for the one-month period then ended in conformity with generally accepted accounting principles.

/s/ Michael Johnson
-------------------
  Michael Johnson

Denver, Colorado
December 8, 2000

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000


NOTE 1 - ORGANIZATION AND PRESENTATION:
         ------------------------------

       Time Lending, California, Inc. was incorporated under the laws of the State of California on November 5th of 1996. Time Lending, California is a real estate loan broker licensed under the California Department of Real Estate. A share exchange agreement dated June 7, 2000 effective July 21, 2000 was entered into between Time Financial Services, Inc. (TIMF) a Nevada corporation, Time Lending, California, a wholly-owned subsidiary of TIMF, Interruption Television, Inc. a Nevada corporation (ITV) and Interruption Television PTE LTD a wholly-owned subsidiary of ITV. In this share exchange agreement and asset sale and purchase contract, Time Financial Services, Inc. sold all shares of Time Lending, California to Michael F. Pope and Philip C. LaPuma, at the appraised value of one dollar. Time Lending, California issued the total one thousand authorized shares of no par value common stock evenly to the purchasers. Time Lending, California shall indemnify and hold harmless ITV and its officers, directors, successors and assigns, from and against and in respect of any and all losses, costs, liabilities, claims, penalties, damages and expenses resulting from, in connection with or arising out of any breach of any representation, warranty or covenant made by Time Financial Services, Inc.

       REVENUE RECOGNITION
       -------------------

       Marketing Income is from a direct mail marketing joint venture project. Time Lending - California records its income on a cash basis as it is received from the joint venture project.

       Loan Fees are primarily mortgaged origination fees. Revenue is recorded at the time of mortgage closing.

       CASH AND CASH EQUIVALENTS
       -------------------------

       The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

       PROPERTY AND EQUIPMENT
       ----------------------

       Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

           Furniture and fixtures                              5 years
           Computer equipment and software                   3-5 years
           Demonstration equipment                             5 years
           Leased equipment                                    3 years

       USE OF ESTIMATES:
       -----------------

       The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       OPERATING SEGMENTS:
       -------------------

       In 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000

       NET EARNING (LOSS) PER SHARE
       ----------------------------

       Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, EARNINGS PER SHARE. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

       ACCOUNTING FOR IMPAIRMENTS IN LONG-LIVED ASSETS
       -----------------------------------------------

       Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. Management periodically evaluates the carrying value and the economic useful life of its long-lived assets based on the Company's operating performance and the expected future undiscounted cash flows and will adjust the carrying amount of assets which may not be recoverable.

       FAIR VALUE OF FINANCIAL INSTRUMENTS:
       ------------------------------------

       The Company's financial instruments include cash, cash equivalents and notes payable. Estimates of fair value of these instruments are as follows:

         Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value due to the relatively short maturity of these instruments.

         Notes payable - The carrying amount of the Company's notes payable approximate fair value based on borrowing rates currently available to the Company for borrowings with comparable terms and conditions.


NOTE 3 - PROPERTY AND EQUIPMENT:
         -----------------------

       Property and equipment consist of the following at July 31, 2000:



              Furniture and fixtures                          $30,270
              Leased equipment                                  1,650
                                                              --------
                                                               31,920
              Less:  Accumulated depreciation                  27,131
                                                              --------
                                                              $ 4,789
                                                              ========

NOTE 2 - FEDERAL INCOME TAXES
         --------------------

       The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this approach, deferred income taxes are determined based upon differences between the financial statement and tax bases of the Company's assets and liabilities and operating loss carryforwards using enacted tax rates in effect for the years in which the difference are expected to reverse. Deferred taxes are recognized if it is more likely than not that the future tax benefit will be realized.

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000

NOTE 3 - OPERATING LEASES:
         -----------------

       The Company leases office space under an operating lease agreement which expire January 31, 2003. Future minimum lease commitments as of July 31, 2000 are as follows:

                    2001                 15,075
                    2002                 15,678
                    2003                  2,355

NOTE 4 - PROPERTY INVESTMENT:
         --------------------

       The real estate division has acquired four single-family rental properties. These properties are located in Laughlin, Nevada and Southern California. These properties are recorded at purchase price of $296,699.

NOTE 5 - OPERATING SEGMENTS AND RELATED INFORMATION:
         -------------------------------------------

       In 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments. The Company operates principally in four industry segments. Direct mail marketing, product and software mortgage loan origination, and other revenues, which are primarily rental income. The following table sets forth key operating information for each business segment:

                                                      One Month Period Ended
                                                           July 31, 2000
                                                      ----------------------

                  Operating Revenue
                       Marketing                             $ 12,933
                       Loan Fees                                6,142
                       Rentals                                  2,850
                                                             ---------
                                                             $ 21,925
                                                             =========

                  Operating Profit (Loss)
                       Marketing                             $   (612)
                       Loan Fees                                 (158)
                       Rentals                                 (3,833)
                                                             ---------
                                                             $ (4,603)
                                                             =========

                  Identifiable Assets
                       Marketing                             $ 53,281
                       Loan Fees                               30,120
                       Rentals                                269,699
                                                             ---------
                                                             $380,100
                                                             =========

NOTE 7 - NOTES PAYABLE - SHAREHOLDERS:
         -----------------------------

       The President and Secretary of the Company provided services and advanced cash to the Company for operations. Certain of these transactions resulted in notes being issued to these individuals which were outstanding at July 31, 2000. Notes payable to the officers are in the amount of $45,000 each, unsecured, bear interest at 0%, and due at July 31, 2001.

                         TIME LENDING, CALIFORNIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000

NOTE 8 - LONG-TERM DEBT:
         ---------------

       Following is a summary of long-term debt at July 31, 2000:
                                                                         AMOUNT

       7.5% Notes Payable to Chase Manhattan with monthly payments
       of $521, maturity date is March 1, 2019                         $ 68,576

       10.125% Note Payable to First Union Mortgage Corporation with
       monthly payments of $777, maturity date is April 1, 2020          80,287

       7.48% Note Payable to Washington Mutual with monthly
       payments of $585, maturity date is February 10, 2019              53,849

       11.0% Note Payable to GMAC Mortgage with monthly payments
       of $813, maturity date is October 1, 2018                         64,945
                                                                       ---------
       Total                                                            267,657
       Less Current Maturities                                            6,532
                                                                       ---------
                                                                       $261,125
                                                                       =========


       The following are maturities of long-term debt for each of the next five years:

        2001                                                            6,532
        2002                                                            8,586
        2003                                                           10,303
        2004                                                           12,364
        2005                                                           14,249
        Remaining Balance                                             215,623
                                                                     ---------
        Total Debt                                                   $267,657
                                                                     =========

                          TIME FINANCIAL SERVICES, INC.

                              FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED JUNE 30, 2000

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of
Time Financial Services, Inc.
Orange, CA


We have audited the accompanying balance sheet of Time Financial Services, Inc. as of June 30, 2000 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Time Financial Services, Inc. as of June 30, 2000, and the results of it's operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Michael Johnson
-------------------
  Michael Johnson

Denver, Colorado
September 6, 2000


                          TIME FINANCIAL SERVICES, INC.
                                  Balance Sheet

                                                            2000          1999
ASSETS:                                                  ----------   ----------
CURRENT ASSETS:
     Cash and cash equivalents                           $  75,897    $  97,976
     Accounts receivable                                        --        8,900
TOTAL CURRENT ASSETS                                        75,897      106,876

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
     depreciation of $26,931 and $24,431 at
     June 30, 2000 and 1999 respectively                     4,989        7,489
                                                         ----------   ----------
OTHER ASSETS:
     Employee advance                                        5,244        5,000
     Deposit                                                   110          800
     Note Receivable                                        12,245      120,000
     Property investment                                   296,699      491,699
TOTAL OTHER ASSETS                                         314,298      617,499

TOTAL ASSETS                                             $ 395,184    $ 731,864

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Accounts payable                                    $  14,705    $  12,649
     Accrued expenses                                      101,795       28,825
     Current portion of long-term debt                       7,155       10,750
TOTAL CURRENT LIABILITIES                                  123,655       52,224

     Long-Term Debt                                        261,125      392,717

TOTAL LIABILITIES                                          384,780      444,941

STOCKHOLDERS' EQUITY:
     Preferred stock, no par value 100,000
       Shares authorized, none outstanding at
       June 30, 2000, none outstanding as
       of June 30, 1999                                         --           --
     Common stock, $.001 par value; 50,000,000
       shares authorized, 1,600,000 and 1,562,755
       issued and outstanding at June 30, 2000
       and June 30, 1999, respectively                       1,600        1,562
     Additional paid-in capital                            591,676      573,346
     Retained earnings (deficit)                          (582,872)    (287,985)
TOTAL STOCKHOLDERS' EQUITY                                  10,404      286,923

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 395,184    $ 731,864


                          TIME FINANCIAL SERVICES, INC.

                                                               2000           1999
                                                           ------------   ------------
REVENUE:

     Marketing income                                      $   350,401    $   335,628
     Product and software sales                                     --        133,721
     Loan fees                                                  84,793        253,737
     Rent Income                                                34,459             --
     Gain on Sales of Property & Stocks                          1,821        273,393
     Other revenue                                               2,718         62,617
                                                           ------------   ------------
TOTAL REVENUE                                                  474,192      1,059,096
                                                           ------------   ------------

COSTS AND EXPENSES:

     Loan officer commissions                                  183,358        266,125
     Operating costs & Marketing expenses                      262,370        324,682
     General and administrative                                238,420        327,986
                                                           ------------   ------------
TOTAL OPERATING EXPENSES                                       684,148        918,793
                                                           ------------   ------------
     Extraordinary Loss                                        (95,000)            --
                                                           ------------   ------------
NET INCOME (LOSS)                                          $  (304,956)   $   140,303
                                                           ------------   ------------
BASIC (LOSS) PER SHARE                                     $     (0.19)   $      0.11
                                                           ------------   ------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                    1,590,689      1,265,246
                                                           ------------   ------------


                                                               2000           1999
                                                           ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income (loss)                                     $  (304,956)   $   140,303
                                                           ------------   ------------
     Depreciation and amortization                               2,500          2,513
                                                           ------------   ------------
(INCREASE) DECREASE IN:
     Accounts receivable                                            --         (8,900)
     Employee advance                                               --             --
     Prepaid expenses                                              800           (800)
     Notes Receivable                                          107,755       (120,000)
     Investment                                                195,000        295,000
INCREASE (DECREASE) IN:
     Accounts payable                                           (2,056)        11,537
     Accrued expenses                                           72,970        (18,221)
                                                           ------------   ------------
     Net Cash Provided by (Used in) Operating Activities        72,013        301,432
                                                           ------------   ------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
     Issuance of preferred stock                                    --        (83,000)
     Issuance of common stock                                       38        113,643
     Real Estate property mortgages                            (94,130)      (265,854)
                                                           ------------   ------------
     Net Cash from Financing Activities                        (94,092)      (235,211)
                                                           ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           (22,079)        66,221
                                                           ------------   ------------
     Cash and Cash Equivalents -
     Beginning of Period                                        97,976         31,755
                                                           ------------   ------------
     Cash and Cash equivalents -
     End of Period                                         $    75,897    $    97,976
                                                           ------------   ------------
SUPPLEMENTAL DISCLOSURE CASH PAID DURING THE YEAR FOR:
     Interest                                              $    44,073    $    36,432
     Income Taxes                                                   --             --

                                                                                   Additional   Retained       Total
                                  Preferred   Stock        Common       Stock       Paid-in     Earnings   Stockholders'
                                  Shares      Amount       Shares       Amount      Capital     (Deficit)      Equity
                                  -------    ---------   ----------   ----------   ----------   ----------   -----------

BALANCE - JUNE 30, 1996 (1)           --     $     --      838,327    $     838    $ 314,560    $ 201,097    $ 516,495

Net Loss                              --           --           --           --           --     (563,907)    (563,907)

BALANCE - JUNE 30, 1997               --           --      838,327          838      314,560     (362,810)     (47,412)

Issuance of Stock                     83       83,000           --           --           --           --       83,000

Issuance of Stock                     --           --      367,417          367      145,143           --      145,510

Net Loss                              --           --           --           --           --      (55,409)     (55,409)

BALANCE - JUNE 30, 1998               83       83,000    1,205,744        1,205      459,703     (418,219)     125,689

Conversion of Pref. Stock to
  Common Stock                       (83)     (83,000)     202,011          202       82,798           --           --

Issuance of Stock for Services        --           --      155,000          155       30,845           --       31,000

Net Income                            --           --           --           --           --      140,303      140,303

BALANCE - JUNE 30, 1999               --           --    1,562,755        1,562      573,346     (277,916)     296,992

Issuance of Stock for Services    30,000           30        7,470           --        7,500

Issuance of Stock for Services     7,245            8       10,860           --       10,868

Net Loss                              --           --           --     (304,956)    (304,956)

BALANCE - JUNE 30, 2000               --           --    1,600,000    $   1,600    $ 591,676    $(582,872)   $  10,404

(1)  REFLECTING 20 TO 1 REVERSE STOCK SPLIT EFFECTIVE JULY 1, 1997

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000


NOTE 1 - ORGANIZATION AND PRESENTATION:

       Market Data Corporation was incorporated in the state of Texas on March 15, 1988. Market Data Corporation, a Texas Corporation, and Renet Financial Corporation, a California corporation, merged on March 1, 1996. During November 1996 the California Corporation was demerged and the shares of the Corporation were distributed to the shareholders of the Company.

       The Company, at a shareholders' meeting on January 7, 1997, completed its name change to Time Financial Service, Inc. effective July 1, 1997. Market Data Corporation also changed its state of domicile from Texas to Nevada by merging with Time Financial Service, Inc., a Nevada corporation. In the articles of merger, the Board of Directors of each company deem it advisable and generally to the welfare of each company that the Texas Company merge with and into the Nevada Company under and pursuant to the provisions of Section 5.07 of the Texas Business Corporation Act and Section 78.475 of the Nevada Revised Statues and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended in order to change the domicile of the Texas Company to the State of Nevada.

       The merger was treated as a reverse acquisition for accounting purposes with Time Financial Services, Inc. as the acquirer and Market Data Corp. as the acquiree based upon Time Financial Services, Inc.'s then current officers and directors assuming management control of the resulting entity and the value and ownership interest being received by current Time Financial Services, Inc. stockholders exceeding that received by Market Data Corp. stockholders. The Merger, for accounting purposes, was treated as if Time Financial Services, Inc. issued additional capital stock to Market Data Corp. shareholders for cash.

       The Nevada Company is a corporation duly organized under the laws of the State of Nevada having been incorporated January 29, 1997, has authorized capital stock consisting of 5,100,000 shares of which, 5,000,000 are voting shares of common stock $.001 par value. 100,000 are non-voting shares of preferred stock with no par value. This change also includes a reverse split of the stock. For every twenty shares of Market Data Corporation common stock the shareholder received one share of Time Financial Services stock.

       Time Lending, California is the only operating, wholly-owned subsidiary of Time Financial Services, Inc. and this is a consolidated financial statement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       These financial statements are presented on the accrual method of accounting in accordance with generally accepted accounting principles. Significant principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows, are summarized below:

       DESCRIPTION OF BUSINESS

       Time Financial Services, Inc. markets financial information systems, software and on-line subscription financial data. The Company develops subscription based, daily financial text products that are marketed throughout the financial community. The company also receives mortgage origination fees and marketing service fees.

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30,2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

       REVENUE RECOGNITION

       MARKETING INCOME is from a direct mail marketing joint venture project. Time Financial Services, Inc. records its income on a cash basis as it is received from the joint venture project.

       LOAN FEES are primarily mortgaged origination fees. Revenue is recorded at the time of mortgage closing.

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

       ACCOUNTING FOR IMPAIRMENTS IN LONG-LIVED ASSETS:

       Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. Management periodically evaluates the carrying value and the economic useful life of its long-lived assets based on the Company's operating performance and the expected future undiscounted cash flows and will adjust the carrying amount of assets which may not be recoverable.

       PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

           Furniture and fixtures                              5 years
           Computer equipment and software                   3-5 years
           Demonstration equipment                             5 years
           Leased equipment                                    3 years

       FEDERAL INCOME TAX:

       The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this approach, deferred income taxes are determined based upon differences between the financial statement and tax bases of the Company's assets and liabilities and operating loss carryforwards using enacted tax rates in effect for the years in which the differences are expected to reverse. Deferred tax assets are recognized if it is more likely than not that the future tax benefit will be realized.

       USE OF ESTIMATES:

       The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

       OPERATING SEGMENTS:

       In 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments

       FAIR VALUE OF FINANCIAL INSTRUMENTS:

       The Company's financial instruments include cash, cash equivalents and notes payable. Estimates of fair value of these instruments are as follows:

       Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value due to the relatively short maturity of these instruments.

       Notes payable - The carrying amount of the Company's notes payable approximate fair value based on borrowing rates currently available to the Company for borrowings with comparable terms and conditions.

NOTE 3 - PROPERTY AND EQUIPMENT:

       Property and equipment consist of the following:

                                             June 30, 2000     June 30, 1999
                                             -------------     -------------

         Furniture and fixtures              $     30,270      $     30,270
         Leased equipment                           1,650             1,650
                                             -------------     -------------

                                                   31,920            31,920
         Less:  Accumulated depreciation           26,931            24,431
                                             -------------     -------------

                                             $      4,989      $      7,489
                                             =============     =============


NOTE 4 - OPERATING LEASES:

       The Company leases office space from it's joint venture partner on a month to month basis.


NOTE 5 - PROPERTY INVESTMENT:

       The real estate division acquired seven single-family rental properties in August 1997. Three have been sold. These properties are located in Laughlin, Nevada and Southern California.

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000


NOTE 6 - OPERATING SEGMENTS AND RELATED INFORMATION:

       In 1998, the Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement requires the disclosure of certain information regarding the Company's operating segments. The Company operates principally in four industry segments. Direct mail marketing, product and software mortgage loan origination, and other revenues, which are primarily rental income. The following table sets forth key operating information for each business segment:

                                                        Year Ended June 30,
                                                       2000             1999
                                                   ------------     ------------

         Operating Revenue
              Marketing                            $   350,401      $   335,628
              Product & Software Sales                   2,718          133,721
                   Loan Fees                            84,203          253,737
              Other Revenue                            (58,130)         336,010
                                                   ------------     ------------
                                                   $   379,192      $ 1,059,096
                                                   ============     ============

         Operating Profit (Loss)
              Marketing                            $    49,184      $    45,792
              Product & Software Sales                 (19,543)          (4,849)
                   Loan Fees                          (195,525)         (32,709)
              Other Revenue                           (139,072)         132,069
                                                   ------------     ------------
                                                   $  (304,956)     $   140,303
                                                   ============     ============


         Identifiable Assets
              Marketing                            $    88,142      $    53,281
              Product & Software Sales                     -0-            8,900
                   Loan Fees                            10,343           27,984
              Other Revenue                            296,699          641,699
                                                   ------------     ------------
                                                   $   395,184      $   731,864
                                                   ============     ============

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000


NOTE 7 - INCOME TAXES

       Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                  June 30
                                                            2000         1999
                                                         ----------   ----------
         Deferred Tax Liability                          $       -     $      -
                                                         ==========    =========
         Deferred Tax Assets
            Net Operating Loss Carryforwards               582,872      287,900
            Book/Tax Differences in Bases of Assets          2,513      103,000
            Less Valuation Allowance                      (585,385)    (390,900)
                                                         ----------   ----------
         Total Deferred Tax Assets                       $       -    $       -
                                                         ==========   ==========
         Net Deferred Tax Liability                      $       -    $       -
                                                         ==========   ==========

       As of June 30, 2000, the Company had a net operating loss carryforward for federal income tax purposes approximately equal to the accumulated deficit recognized for book purposes, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. Because of the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax asset, which caused the Company's effective tax rate to differ from the statutory income tax rate. The net operating loss carryforward, if not utilized, will begin to expire in the year 2009.


NOTE 8 - LONG-TERM DEBT:

       Following is a summary of long-term debt at June 30, 2000        AMOUNT

       7.5% Notes Payable to Chase Manhattan with monthly payments
       of $521, maturity date is March 1, 2019                        $  68,732

       10.125% Note Payable to First Union Mortgage Corporation with
       monthly payments of $777, maturity date is April 1, 2020          80,443

       7.48% Note Payable to Washington Mutual with monthly payments
       of $585, maturity date is February 10, 2019                       54,005

       11.0% Note Payable to GMAC Mortgage with monthly payments
       of $813, maturity date is October 1, 2018                         65,100
                                                                      ----------
       Total                                                            268,280
       Less Current Maturities                                            7,155
                                                                      ----------
                                                                      $ 261,125
                                                                      ==========

                          TIME FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000


       The following are maturities of long-term debt for each of the next five years:

        2001                                                 7,155
        2002                                                 8,586
        2003                                                10,303
        2004                                                12,364
        Remaining Balance                                  229,872
                                                          ---------

        Total Long-Term Debt                              $268,280
                                                          =========


NOTE 9 - EXTRAORDINARY LOSS

       In fiscal year 2000, management determined that the note from Lela Elliot for purchase of the Wall Street Whispers is uncollectible in the amount of $95,000.


NOTE 10 - SUBSEQUENT EVENT

       In fiscal year 2000 an agreement was reached to sell Time Financial Services, Inc. to Interruption Television plc. The original agreement was to be completed by June 30, 2000, however, the closing was not completed until July 20, 2000. Management will maintain the marketing and mortgage portion of the original company. The name of Time Financial Services is to be relinquished to Interruption Television, Inc.


NOTE 11 - ASSET SALE AND PURCHASE CONTRACT

       The previous officers of Time Financial Services, Inc., Michael F. Pope and Philip C. La Puma purchased all of the business and personal property assets of Time Financial Services, Inc. for one dollar. Included in this asset sale and purchase agreement was also all of the property and assets of Time Lending - California, Inc. Time Lending was the only subsidiary of Time Financial Services, Inc.

                                [back cover page]

         You should rely only on the information contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.


                         TIME LENDING, CALIFORNIA, INC.

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The laws of the Nevada permit the indemnification of directors, employees, officers and agents of Nevada corporations. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we indemnify under that law.

         The provisions of Nevada law that authorize indemnification do not eliminate the duty of care of a director. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         To the extent that we indemnify our management for liabilities arising under securities laws, we have been informed by the SEC that this indemnification is against public policy and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. [to be revised]

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee................................   $     132.00
Legal Fees and Expenses........................................      15,000.00
Accounting Fees and Expenses...................................       5,000.00
Financial Printing and Engraving...............................       1,132.00
Blue Sky Fees and Expenses.....................................       2,500.00
Miscellaneous..................................................       6,236.00
                                                                  -------------
          TOTAL................................................   $  30,000.00
                                                                  =============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         There has been three sales of the Company's securities. (As noted above, in connection with the merger between Time Financial Services, Inc. and Interruption Television, Inc. and the sale of Time Lending, California , two persons consisting of its officers, and directors, were issued a total of 1,000 shares of Common Stock at a value of $.001 per share.). On December 30, 2000, those outstanding shares were forward split 1,000 to 1, resulting in a total 1,000,000 shares outstanding and 250,000 share of Common Stock at a value of $.001 per share were sold to Abacrombie Inc. for $250.00, resulting in a total 1,250,000 shares outstanding


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.   Description of Document
-----------   -----------------------

     2.1      Agreement and Plan of Merger of Time Lending, California, Inc.

     3.1      Articles of Incorporation of Time Lending, California, Inc.

     3.2      Articles of Incorporation of Tenth Street, Inc.

     3.3      Articles of Incorporation of Time Marketing Associates, Inc.

     3.4      Articles of Incorporation of Time Management, Inc.

     3.5      Articles and Certificate of Merger of Registrant

     3.6      Bylaws of Registrant

     4.1      Specimen Common Stock Certificate*

     4.2      Form of Warrant of Iwona J. Alami*

     5.1      Opinion of Law Offices of Iwona J. Alami*

     10.1     Form of Investor Subscription Agreement*

     10.2     Lease Agreement

     10.3     Guaranty of Michael Pope

     10.4     Guaranty of Thomas Van Wagoner

     10.5     Demand Promissory Note (Michael Pope)

     10.6     Demand Promissory Note (Philip La Puma)

     10.7     Asset Sale and Purchase Agreement

     10.8 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc. **

     22.      Subsidiaries of Registrant

     23.1     Consent of Michael Johnson CPA

     23.2     Consent of Law Offices of Iwona J. Alami (Contained in Exhibit
              5.1)*

     99.1     Property Appraisals.

-----------------------------------

         *        To be filed by amendment to the registration statement

         ** Previously filed with the Commission. See Form 8-K dated July 20, 2000 Filed by Time Financial Services, Inc. (file 033-22264-FW)

ITEM 28.  UNDERTAKINGS

         The undersigned issuer hereby undertakes to provide to the underwriters, the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters, to permit prompt delivery to each purchaser.

The undersigned issuer also undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (1) include any prospectus required by section 10(a)(3) of the Securities Act;

               (2) reflect in the prospectus any facts or events arising after the effective date of the registration statement;

               (3) include any additional or changed material information regarding the plan of distribution;

               (4) for determining liability under the Securities Act, we will treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering; and

               (5) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) As indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c)  We undertake:

               (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in the prospectus and the offering of such securities at that time shall be deemed to be the initial bona fide offering of the securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Orange, California on April 16, 2001



                                    TIME LENDING CALIFORNIA, INC.

                                     By:/s/ Michael F. Pope
                                        -----------------------------
                                        Michael F. Pope
                                        President
                                        (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                          DATE
        ---------                      -----                          ----

/s/ Michael F. Pope                                               April 16, 2001
---------------------
Michael F. Pope           President and Director (Principal
                          Executive Officer)

/s/ Philip C. La Puma     Chief Financial Officer and Director    April 16, 2001
---------------------     (Principal Accounting Officer)
Philip C. La Puma

                                  Exhibit Index

Exhibit No.   Description of Document
-----------   -----------------------

     2.1      Agreement and Plan of Merger of Time Lending, California, Inc.

     3.1      Articles of Incorporation of Time Lending, California, Inc.

     3.2      Articles of Incorporation of Tenth Street, Inc.

     3.3      Articles of Incorporation of Time Marketing Associates, Inc.

     3.4      Articles of Incorporation of Time Management, Inc.

     3.5      Articles and Certificate of Merger of Registrant

     3.6      Bylaws of Registrant

     4.1      Specimen Common Stock Certificate*

     4.2      Form of Warrant of Iwona J. Alami*

     5.1      Opinion of Law Offices of Iwona J. Alami*

     10.1     Form of Investor Subscription Agreement*

     10.2     Lease Agreement

     10.3     Guaranty of Michael Pope

     10.4     Guaranty of Thomas Van Wagoner

     10.5     Demand Promissory Note (Michael Pope)

     10.6     Demand Promissory Note (Philip La Puma)

     10.7     Asset Sale and Purchase Agreement

     10.8 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc. **

     22.      Subsidiaries of Registrant

     23.1     Consent of Michael Johnson CPA

     23.2     Consent of Law Offices of Iwona J. Alami (Contained in Exhibit
              5.1)*

     99.1     Property Appraisals.

-----------------------------------

         *        To be filed by amendment to the registration statement

         ** Previously filed with the Commission. See Form 8-K dated July 20, 2000 Filed by Time Financial Services, Inc. (file 033-22264-FW)